UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
February 16, 2024

 FORTINET, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34511	77-0560389
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
909 Kifer Road
Sunnyvale, CA 94086
(Address of principal executive offices, including zip code)
(408) 235-7700
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

(Title of each class)	(Trading Symbol)	(Name of exchange on which registered)
Common Stock, $0.001 Par Value	FTNT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Wilderotter Appointment

On February 16, 2024, the Board of Directors (the “Board”) of Fortinet, Inc. (the “Company”) increased the size of the Board from eight to nine directors and filled the newly created vacancy on the Board by appointing Mary Agnes “Maggie” Wilderotter to join the Board as a director, in each case, effective April 19, 2024. Ms. Wilderotter will serve until the Company’s 2024 annual meeting of stockholders (the “2024 Annual Meeting”) and until Ms. Wilderotter’s successor shall have been duly elected and qualified, or until Ms. Wilderotter’s earlier death, resignation, disqualification or removal. There is no arrangement or understanding between Ms. Wilderotter and the Company or any other person pursuant to which she was selected as a director. Ms. Wilderotter has not yet been appointed to any standing committees of the Board. The Company will file an amendment to this Form 8-K to disclose any such appointments after they are made.

In connection with her appointment to the Board, and in accordance with the Company’s non-employee director compensation policy, it is expected Ms. Wilderotter will receive an annual cash retainer of $55,000 for serving on the Board, as well as annual cash retainers for service on any committees of the Board to which Ms. Wilderotter is appointed. In addition and subject to approval of the Board, in accordance with the Company’s non-employee director compensation policy, as most recently amended in July 2022, it is expected Ms. Wilderotter will be granted restricted stock units (“RSUs”) with a target award value based on the peer 50th percentile per Compensia’s director compensation analysis, pro-rated based on the projected days from Ms. Wilderotter’s start date through the date of the 2024 Annual Meeting. Ms. Wilderotter’s RSUs will vest on the day prior to the 2024 Annual Meeting.

It is expected that Ms. Wilderotter will enter into the Company’s standard form of indemnification agreement for non-executive directors, which is attached as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 filed with the SEC on August 10, 2009 (File No. 333-161190) (the “Form S-1”) and into the Company’s standard form of change of control agreement for non-executive directors, which is attached as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on August 4, 2015 (File No. 001-34511). Both agreements will be effective upon Ms. Wilderotter’s effective start date as a member of the Board. In accordance with such change of control agreement, all of Ms. Wilderotter’s unvested equity awards at the time of a change of control, including the RSUs, shall vest immediately prior to the consummation of such change of control.

A copy of the Company’s press release relating to this announcement is being furnished as Exhibit 99.1 to this Form 8-K.

Ohlgart Appointment

On February 16, 2024, the Company appointed Christiane Ohlgart, age 56, to serve as Chief Accounting Officer of the Company (including as its Principal Accounting Officer), effective March 18, 2024. Following the effectiveness of Ms. Ohlgart’s appointment, Keith Jensen, the Company’s Chief Financial Officer, will cease to serve as its Principal Accounting Officer, but will remain in his role as Chief Financial Officer.

From September 2021 to the present, Ms. Ohlgart has served as Chief Financial Officer at IGEL Technology (“IGEL”), a secure access operating system developer. Prior to IGEL, from November 2016 to September 2021, Ms. Ohlgart served as VP Finance at the Company. Ms. Ohlgart has also previously served as SVP Finance and Treasurer at Syapse, Inc., a digital health company that delivers drug lifecycle, medical practice and medical society insights, from May 2016 to October 2016. Prior to Syapse, from August 2014 to April 2016, Ms. Ohlgart served as VP Finance of Intermedia.net, Inc., a cloud-based communication platform. Ms. Ohlgart also previously held the position of Chief Financial Officer at SAP SuccessFactors, a global provider of cloud-based human experience management software, from August 2013 to July 2014. Ms. Ohlgart holds a Master’s Degree in Computer Science and Business Administration from the Technical University of Karlsruhe.

In connection with Ms. Ohlgart’s appointment as Chief Accounting Officer, it is expected that Ms. Ohlgart will receive an annual base salary of $450,000 and have a target bonus of 50% of her annual base salary. It is also expected, subject to approval by the Board, that she will be granted RSUs with a target award value of $750,000 (the “RSU Award”) and performance stock units (“PSUs”) with a target award value of $750,000 (the “PSU Award”). Subject to approval by the Board, the RSU Award would vest over four years, with 1/4th of the RSUs vesting on May 1, 2025 and 1/16th of the RSUs vesting on a quarterly basis thereafter, subject to Ms. Ohlgart’s continued provision of services to the Company through each such vesting date and other standard terms, and the PSUs would vest over four years based on the percentile ranking of the Company’s total stockholder return among companies included in the S&P 500 Index, also subject to Ms. Ohlgart’s continued provision of services to the Company through each such vesting date and other standard terms. It is expected that the PSUs will include four performance periods of one, two, three and four years; the first three performance periods are each weighted 20% while the four-year performance period is weighted 40%.

It is expected that Ms. Ohlgart will enter into the Company’s standard form of indemnification agreement, in substantially the same form filed as Exhibit 10.1 to the Form S-1, which form of agreement is incorporated by reference herein.

There are no arrangements or understandings between Ms. Ohlgart and any other persons, pursuant to which she was appointed as Chief Accounting Officer, no family relationships among any of the Company’s directors or executive officers and Ms. Ohlgart and she has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description
99.1	Press release dated February 22, 2024
104	Cover Page Interactive Data File - the cover page for this Current Report on Form 8-K is formatted in iXBRL

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fortinet, Inc.

Date: February 23, 2024	By:	/s/ JOHN WHITTLE
John Whittle
Chief Operating Officer and Corporate Secretary